SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): March 22, 2005


                               ACADIA REALTY TRUST
             (Exact name of registrant as specified in its charter)


               Maryland                     1-12002             23-2715194
          (State or other                (Commission         (I.R.S. Employer
    jurisdiction of incorporation)       File Number)       Identification No.)



            1311 Mamaroneck Avenue, Suite 260
                 White Plains, New York                     10605
        (Address of principal executive offices)            (Zip Code)


                                 (914) 288-8100
              (Registrant's telephone number, including area code)



          (Former name or former address, if changed since last report)


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Item 8.01         Other Events

On March 22, 2005, the Registrant completed a transaction with Klaff Realty, LP and Klaff Realty Limited (collectively "Klaff") pursuant to which the Registrant acquired the balance of Klaff's retail management business which it had not previously purchased on January 27, 2004. The consideration for the acquisition was the sum of $4 million in the form of 250,000 restricted common operating partnership units ($16 per unit) which are convertible into Registrant's common shares on a one-for one basis (subject to anti-dilution protections). These units may not be sold for five years, subject to a carveout for a change of control, including a change in the chief executive officer. The effective date of the purchase and issuance of the units is February 15, 2005.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               ACADIA REALTY TRUST
                                  (Registrant)


Date: March 28, 2005          By: /s/ Michael Nelsen

                                  Name:  Michael Nelsen
                                  Title: Sr. Vice President and Chief Financial
                                         Officer


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